JNL/BLACKROCK GLOBAL ALLOCATION FUND LTD.

                              AMENDED AND RESTATED
                       INVESTMENT SUB-ADVISORY AGREEMENT

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      This  AGREEMENT  was  effective as of the 10th day of June,  2011,  and is
Amended and Restated effective as of the 1st day of December, 2012, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and BLACKROCK INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

      WHEREAS, Adviser is the investment manager for the JNL/BlackRock Global Allocation Fund ("Fund") a series of the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

      WHEREAS, the Adviser represents that it has entered into an Investment Advisory and Management Agreement dated as of January 31, 2001, amended on August 29, 2011 to add the Fund, Amended and Restated as of the 28th day of February, 2012, and further Amended and Restated as of the 1st day of December, 2012 ("Management Agreement"), with the Trust;

      WHEREAS, the Adviser and Sub-Adviser are contemporaneously entering into an amended and restated investment sub-advisory agreement with respect to sub-advisory services to the Fund ("Fund Sub-Advisory Agreement");

      WHEREAS, JNL/BlackRock Global Allocation Fund Ltd. (the "Company") is a wholly owned subsidiary of the Fund;

      WHEREAS, the Adviser represents that it has entered into an Investment Advisory and Management Agreement dated as of June 10, 2011 with the Company; and

      WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the Company.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Company for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following prior to the commencement of the Sub-Adviser's services:

      a) The Company's Memorandum of Association and Articles of Association, and all amendments thereto or restatements thereof (such Memorandum and Articles as presently in effect and as it shall from time to time be amended or restated, is herein called the "Memorandum of Association");

      b) Resolutions of the Board of Directors of the Company (the "Board of Directors") authorizing the appointment of Sub-Adviser and approving this Agreement; and

      c) Adviser will furnish the Sub-Adviser with copies of all amendments of or supplements to the foregoing within a reasonable time before they become effective. Any amendments or supplements that impact the management of the Company will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's approval thereof.

3. MANAGEMENT. Subject always to the supervision of the Adviser, who in turn is subject to the supervision of the Board of Directors, Sub-Adviser will furnish an investment program in respect of, make investment decisions for all assets of the Company and place all orders for the purchase and sale of securities including foreign or domestic securities or property (including commodities and commodities-related instruments, financial futures and options of any type), all on behalf of the Company. In the performance of its duties, Sub-Adviser will monitor the Company's investments, and will comply with the provisions of the Memorandum of Association, as amended from time to time, and make investment decisions in conformity with the stated investment objectives, policies and restrictions of the Company, which may be amended from time to time. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Company and to consult with each other regarding the investment affairs of the Company. Sub-Adviser will report to the Board of Directors and to Adviser with respect to the implementation of such program.

      The Sub-Adviser further agrees that it:

      a) Will use the same skill and care in providing such services as it uses in providing services to its other client mandates for which it has investment responsibilities;

      b) Act in strict conformity to Cayman Islands law, the 1940 Act, the Investment Advisers Act of 1940, as amended ("Advisers Act"), and the Securities Exchange Act of 1934, as amended ("1934 Act") and will comply with all applicable Rules and Regulations of the SEC in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities, including but not limited to compliance with Rule 38a-1 under the 1940 Act and Rule 206(4)-7 under the Advisers Act;

      c) Will report regularly to Adviser and to the Board of Directors, and periodically to the Trust's Board of Trustees (the "Board of Trustees"), as reasonably agreed between the Adviser and Sub-Adviser and will make appropriate persons available for the purpose of reviewing with representatives of Adviser, the Board of Directors, and the Board of Trustees at reasonable times agreed to by the Adviser and Sub-Adviser, the management of the Company, including, without limitation, review of the general investment strategies of the Company, the performance of the Company in relation to the specified benchmarks and will provide various other reports from time to time as reasonably requested by Adviser;

      d) Will prepare and maintain such books and records with respect to the Company's securities transactions in accordance with applicable law, and will furnish Adviser

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                                  PAGE 2 OF 8
            and Board of Directors such periodic and special reports as the Adviser may reasonably request;

      e) Will act upon reasonable instructions from Adviser not inconsistent with the fiduciary duties and investment objectives hereunder;

      f) Will treat confidentially and as proprietary information of Company all such records and other information relative to the Company maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Company, provided, however, that notwithstanding the foregoing, Sub-Adviser may disclose such information as required by applicable law, regulation or upon request by a regulator or auditor of Sub-Adviser;

      g) Will vote proxies received in connection with securities held by the Company consistent with its fiduciary duties hereunder; and

      h) Will provide investment research and evaluation of the Company's investments and provide statistical information the Adviser may reasonably request with regard to existing or potential securities holdings.

      The Adviser and the Sub-Adviser each further agree that:

      a) to the extent that the Commodity Exchange Act, as amended ("CEA"), and the then-current Commodity Futures Trading Commission ("CFTC") regulations require (i) registration by either party as a Commodity Pool Operator or Commodity Trading Advisor, (ii) specific disclosure, or as applicable to it (iii) filing of reports and other documents, each shall comply with such requirements;

      b) Sub-Adviser shall comply with all applicable requirements of the CEA and then-current CFTC regulations that apply to Sub-Adviser with regard to the Company; and

      c) Sub-Adviser shall take reasonable steps to cooperate with the Adviser in assisting the Adviser in fulfilling any disclosure or reporting requirements applicable to the Company under the CEA and/or then-current CFTC regulations.

4. CUSTODY OF ASSETS. Sub-Adviser shall at no time have the right to physically possess the assets of the Company or have the assets registered in its own name or the name of its nominee, nor shall Sub-Adviser in any manner acquire or become possessed of any income, whether in kind or cash, or proceeds, whether in kind or cash, distributable by reason of selling, holding or controlling such assets of the Company. In accordance with the preceding sentence, Sub-Adviser shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the assets of the Company. All such duties of collection, physical acquisition and safekeeping shall be the sole obligation of the custodian.

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

5.    BROKERAGE AND TRANSACTIONS.
      --------------------------

      The Sub-Adviser is responsible for decisions to buy and sell securities for the Company, broker-dealer selection, and negotiation of brokerage commission rates. Sub-Adviser shall have the express authority to negotiate, open, continue and terminate brokerage accounts and other brokerage arrangements with respect to all portfolio transactions entered into by Sub-Adviser on behalf of the Company. Sub-Adviser will provide copies of brokerage agreements and other documents to establish, operate and conduct all brokerage and other trading accounts entered into by the Company to the Adviser. It is the Sub-Adviser's general policy in selecting a broker to effect a particular transaction to seek to obtain "best execution", which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the brokerage services provided by the broker.

      Consistent with this policy, the Sub-Adviser, in selecting broker-dealers and negotiating commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; the broker's execution capabilities and any research provided by the broker that aids the Sub-Adviser's investment decision-making process; and the value of the expected contribution of the broker-dealer to the investment performance of the Company on a continuing basis. Subject to such policies and procedures and other written instructions as the Adviser or the Board of Directors may adopt, the Sub-Adviser shall have discretion to effect investment transactions through broker-dealers (including, to the extent permissible under applicable law, broker-dealer affiliates) who provide brokerage and/or research services, as such services are defined in section  28(e) of the 1934 Act,  and to cause the  Company to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to the Company and other accounts to which the Sub-Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act). Allocation of orders placed by the Sub-Adviser on behalf of the Company to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Sub-Adviser will submit reports on brokerage placements to the Adviser as reasonably requested by the Adviser, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefore.

      With respect to any investments, including but not limited to repurchase and reverse repurchase agreements, derivatives contracts, futures contracts, International Swaps and Derivatives Association, Inc. ("ISDA") Master Agreements, and options on futures contracts ("futures"), which Sub-Adviser is hereby authorized to make so long as such investments are consistent with the investment objective and strategies of the Company and the Fund, as outlined in the Registration Statement for the Trust, the Adviser hereby authorizes and directs the Sub-Adviser to do and perform every act and thing whatsoever necessary or incidental in performing its duties and obligations under this Agreement

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

      including, but not limited to, executing as agent of the Adviser, on behalf of the Company, brokerage agreements and other documents to establish, operate and conduct all brokerage and other trading accounts, and executing as agent of the Adviser, on behalf of the Company, such agreements and other documentation as may be required for the purchase or sale, assignment, transfer and ownership of any permitted investment, including limited partnership agreements, repurchase and derivative master agreements, including any schedules and annexes to such agreements, releases, consents, elections and confirmations.

6. EXPENSES. The Sub-Adviser shall bear all expenses incurred by it in connection with the performance of its services under this Agreement. The Company will bear the costs of other expenses to be incurred in its operations, as agreed to by the Company, the Fund and the Adviser.

7. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, for sub-advisory services to the Company and as sub-adviser to the Fund the Adviser to the Fund will pay and the Sub-Adviser agrees to accept as full compensation therefore, a single sub-advisory fee accrued daily and payable monthly on the average daily net assets in the Fund in accordance with Schedule B of the Fund Sub-Advisory Agreement. Thus, no separate compensation shall be payable under this Agreement.

8. SERVICES TO OTHERS. Adviser understands, and has advised the Board of Directors, that Sub-Adviser now acts, or may in the future act, as an investment adviser or sub- adviser to other investment companies or accounts. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Company and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Sub-Adviser may group orders for the Company with orders for other funds and accounts to obtain the efficiencies that may be available on larger transactions when it determines that investment decisions are appropriate for each participating account. Sub-Adviser cannot assure that such policy will not adversely affect the price paid or received by the Company. Adviser recognizes, and has advised the Board of Directors, that in some cases this procedure may adversely affect the size and the opportunities of the position that the Company may obtain in a particular security. In addition, Adviser understands, and has advised the Board of Directors, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

9. LIMITATION OF LIABILITY. Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or the Company or its directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Company, any shareholder of the Company or the Adviser either in connection with the performance of Sub-Adviser's duties under this Agreement or its failure to perform due to events beyond the reasonable control of the Sub-Adviser or its agents, except for a loss resulting from Sub-Adviser's willful misfeasance, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Cayman Islands, and United States' State and Federal securities laws may impose liabilities under certain circumstances on persons who act in

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

      good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which Adviser may have under any applicable laws.

10. INDEMNIFICATION. Adviser and the Sub-Adviser each agree to indemnify the other party (and each such party's affiliates, employees, directors and officers) against any claim, damages, loss or liability (including reasonable attorneys' fees) arising out of any third party claims brought against an indemnified party that are found to constitute willful misfeasance or gross negligence on the part of the indemnifying party.

11. DURATION AND TERMINATION. This Agreement will become effective as to the Company upon execution or, if later, on the date that initial capital for the Company is first provided to it and, unless sooner terminated as provided herein, will continue in effect for two years from the date of its execution. Thereafter, if not terminated, this Agreement will continue in effect for successive periods of 12 months, provided that such continuation is specifically approved at least annually by the Board of Directors. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, on sixty days' written notice by the Adviser, or on sixty days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. Sections 9, 10, and 13 herein shall survive the termination of this Agreement.

12.   ACKNOWLEDGEMENTS OF ADVISER. Adviser acknowledges and agrees that:

      If the Sub-Adviser is registered as a Commodity Trading Advisor under the CEA, the Adviser consents to the Sub-Adviser's compliance with the alternative disclosure and recordkeeping standards available to exempt accounts under CFTC Rule 4.7 with respect to a Fund's trading in commodity interests, provided that the Sub-Adviser has duly filed a notice of claim for such relief pursuant to Rule 4.7(d). The Adviser will take reasonable steps to cooperate with the Sub-Adviser in connection with establishing and maintaining such exemption under Rule 4.7, including, upon request, confirming whether a Fund is a "qualified eligible person" as defined in Rule 4.7.

13. CONFIDENTIAL TREATMENT. It is understood that any information or recommendation supplied by, or produced by, Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser and the Company. Furthermore, except as required by law, or as agreed to by the Adviser and Sub-Adviser, the Adviser and Company will not disclose any list of securities held by the Company except as provided for in the policies and procedures of the Fund as described in the current Statement of Additional Information of the Trust.

14. ENTIRE AGREEMENT; AMENDMENT OF THIS AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the Company. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

15. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as designated herein.

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

      a)    TO ADVISER:
            Jackson National Life Insurance Company
            1 Corporate Way
            Lansing, MI 48951
            Attn: Legal Department - Contracts Administrator

      b)    TO SUB-ADVISER:
            BlackRock Investment Management, LLC
            1 University Square Drive
            Princeton, NJ 08540
            Attention: General Counsel

16. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

17. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois.

18. COUNTERPART SIGNATURES. This Agreement may be executed in several counterparts, including via facsimile, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.

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

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 31 day of December, 2012, effective December 1, 2012.

                                JACKSON NATIONAL ASSET MANAGEMENT, LLC

                                By:    /s/ Mark D. Nerud
                                   ---------------------------------------------
                                Name:   Mark D. Nerud
                                     -------------------------------------------
                                Title:  President and Chief Executive Officer
                                      ------------------------------------------

                                BLACKROCK INVESTMENT MANAGEMENT, LLC

                                By:    /s/ Frank Porcelli
                                   ---------------------------------------------
                                Name:  Frank Porcelli
                                     -------------------------------------------
                                Title: Managing Director
                                      ------------------------------------------

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